                                                                   EXHIBIT 10.11

Certain portions of this Exhibit have been deleted and filed separately with the Commission pursuant to Rule 406. (Spaces corresponding to deleted portions appear in brackets with asterisks.)

                               PURCHASE AGREEMENT


This agreement executed as of the first day of January, 1995 by and between Printware, Inc. ("Seller") and Deluxe Corporation ("Buyer").

1. Sale and Purchase of Products. During the term of this agreement Buyer agrees to purchase from Seller, upon the terms and conditions set forth herein, 1440 Electrostatic Plate Material ("plate material") as per performance specifications referenced in Schedule A entitled "Plate Material-Premium; Spec No. D802222" and/or "Plate Material - Platinum; Spec. No. D804444" attached hereto and made a part of this agreement (Products). It is understood and agreed, that during each calendar year of the term hereof, Buyer will purchase from Seller [*CONFIDENTIAL TREATMENT REQUESTED*] rolls of plate material. Each roll of platinum-plate material will be counted as 1.0625 rolls for calculation of total purchases.

2. Prices. During the term of this agreement, the prices for Products hereunder shall be as follows:

                                  ROLL           PRICE
DELUXE#      PRODUCT #         DIMENSIONS       PER ROLL            ORDER LEAD TIME
- -------      ---------         ----------       --------            ---------------
Q201021     802222-105      12" X 400 ft.         [**]      3 months in advance of purchase
Q201022     802222-106      14.563" X 400 ft.     [**]      3 months in advance of purchase
T201068     804444-105      12" X 425 ft.         [**]      3 months in advance of purchase
T201069     804444-106      14.563" X 425 ft.     [**]      3 months in advance of purchase


3. Shipping. Title and risk of loss shall pass to Buyer F.O.B. origin. Charges for freight from the F.O.B. point, handling and insurance are the responsibility of Buyer.

4. Term. This agreement shall (unless terminated as provided below) be in effect for the period from January 1, 1995 through December 31, 1997.

5.   Termination.  This agreement may be terminated:

     a. by either party in the event of a breach of contract, upon thirty (30) days prior written notice to the breaching party unless the breach is cured within such 30-day period; or

     b. by either party upon written notice effective immediately if the other party becomes insolvent, files or has filed against it any bankruptcy petition, or makes any general assignment for the benefit of its creditors.

6. Warranty. Seller warrants to the Buyer that the Products furnished hereunder will be in full conformance to the specifications set forth in Schedule A. Buyer may at its option, return to Seller for replacement or full credit any Products which do not meet the performance specifications herein. Seller will complete corrective action within two weeks of initial contact.

7. Payment. A separate invoice shall be issued for each shipment made under this agreement. Invoices shall not be issued prior to delivery of the goods. Payment for each invoice shall be made within thirty (30) days after date of invoice. No extra charges will be allowed unless specifically agreed to in writing by Buyer. The payment of an invoice does not constitute acceptance of the goods covered by the invoice.

8. Force Majeure. Neither party shall be deemed in default if its performance or obligations hereunder are delayed or become impossible or impractical due to acts of God, war, fire, earthquake, strike, accident or acts of civil or military authority. Force Majeure events shall not include delays in transportation, shortages of material, or delays by suppliers.

9. Amendments. This agreement may be modified only by writings duly signed by authorized representatives of both parties.

10. Entire Agreement. This agreement, including the exhibits hereto, constitutes the entire agreement between Seller and Buyer with respect to the subject matter hereof, and supersedes all prior discussions, correspondence and understandings between the parties relating thereto.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PRINTWARE, INC.                              DELUXE CORPORATION

By:   /s/ Thomas W. Petschauer               By:   /s/ Jay B. Skutt
   ------------------------------------         ------------------------------

Name:   Thomas W. Petschauer   11/14/94      Name:   Jay Skutt       11/10/94
     ----------------------------------           ----------------------------

Title:   Vice President Finance and          Title:  Senior Vice President
            Administration                             Manufacturing
      ---------------------------------            ---------------------------

                                   SCHEDULE A


- ---------------------------------------------------------------------------
   PRINTWARE INC.          ENGINEERING             SPEC NO.   D802222
                          SPECIFICATION            REVISION   L
                                                   DATE       11/05/93
                                                   PAGE       1 of 10
- ---------------------------------------------------------------------------


                             PLATE MATERIAL-PREMIUM




                           PRINTWARE INC. CONFIDENTIAL




- ---------------------------------------------------------------------------
ORIGINATOR           ENGINEERING        MANUFACTURING        QUALITY

PETE KENNEDY         RICK PLIML         WAYNE DREYER         ROD CERAR
- ---------------------------------------------------------------------------

                      [*CONFIDENTIAL TREATMENT REQUESTED*]

                       AMENDMENT TO THE PURCHASE AGREEMENT



This amendment to the Purchase Agreement is made the 12th day of December, 1995, by and between Printware, Inc. ("Seller") and Deluxe Corporation ("Buyer") and replaces Paragraph 1 of the Purchase Agreement of January 1995.

1. SALE AND PURCHASE OF PRODUCTS. During the term of this agreement Buyer agrees to order from Seller, upon the terms and conditions set forth herein, 1440 Electrostatic Plate Material ("plate material") as per performance specifications referenced in Schedule A entitled "Plate Material-Premium; Spec. No. D802222" and/or "Plate Material-Platinum; Spec No. D804444" attached hereto and made a part of this agreement (Products). It is understood and agreed, that during each calendar year of the term hereof, Buyer will order from Seller not less than 30,000 rolls of plate material. Each roll of platinum-plate material will be counted at 1.0625 rolls for calculation of total orders.

Except as set forth above, all terms and conditions of the Purchase Agreement shall remain unchanged and in full force and effect.

PRINTWARE, INC.                              DELUXE CORPORATION

BY:   /s/ Thomas W. Petschauer               BY:   /s/ Jay B. Skutt
   ------------------------------------         ------------------------------

NAME:   Thomas W. Petschauer                 NAME:   Jay Skutt
     ----------------------------------           ----------------------------

TITLE: Executive Vice President Finance      TITLE:  Chief Procurement
         and Chief Financial Officer                    Officer
      ---------------------------------            ---------------------------

DATE:      12/15/95                          DATE:        12/12/95
     ----------------------------------           ----------------------------